PRESS RELEASE
For Immediate Release

Rave Restaurant Group to Present at
27th Annual ROTH Conference

DALLAS, TX.--(March 5, 2015)—Rave Restaurant Group (NASDAQ:RAVE), which owns and operates Pie Five and Pizza Inn, is presenting at the 27th Annual Roth Conference on Monday, March 9 at 11:00 AM PT.

To listen to the live web cast of the presentation, please visit the investor relations section of the Rave Restaurant Group website, www.raverg.com, and follow the link from the front page.

ABOUT RAVE RESTAURANT GROUP:  Based in Dallas, Texas, RAVE Restaurant Group [NASDAQ: RAVE] owns, franchises and supplies more than 275 Pie Five and Pizza Inn restaurants operating domestically and internationally. Pie Five is the leading brand in the rapidly growing fast-casual pizza space, offering individual handcrafted pizzas with fresh ingredients made to order in less than five minutes. Pizza Inn is an international chain featuring freshly made traditional and specialty pizzas, along with salads, pastas, wings, sandwiches and desserts.

Contacts
Investor Relations:
investorrelations@pihq.com
Phone: (800) 880-9955